UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 15, 2018

LAWSON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	(773) 304-5050

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Lawson Products, Inc. (the "Company") held a vote at the 2018 Annual Meeting of Stockholders on May 15, 2018. Out of the 8,888,335 voting shares outstanding, the holders of 8,661,944 shares of the Company’s common stock were represented in person or by proxy to vote on the following proposals:

Proposal 1: Election of Directors

Directors Andrew B. Albert, I. Steven Edelson and Thomas S. Postek were elected to serve until the 2021 Annual Meeting of Stockholders. Of the 8,661,944 shares present in person or represented by proxy at the meeting, Andrew B. Albert received 7,449,619 votes, I. Steven Edelson received 7,592,048 votes and Thomas S. Postek received 7,547,757.

Proposal 2: Ratification of the Appointment of BDO USA, LLP

A proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, was approved. Of the 8,661,944 shares present in person or represented by proxy at the meeting, 8,613,553 shares were voted for the proposal, 47,415 shares were voted against the proposal and 976 shares abstained from voting with respect to the proposal.

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

An advisory proposal to approve the compensation of the Company’s Named Executive Officers was approved. Of the 8,661,944 shares present or represented by proxy at the meeting, 7,372,869 shares were voted for the proposal, 70,517 shares were voted against the proposal and 219,104 shares abstained from voting with respect to the proposal. There were 999,454 broker non-votes.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAWSON PRODUCTS, INC.
(Registrant)

Date:	May 16, 2018	By: /s/ Neil E. Jenkins
Name: Neil E. Jenkins
Title: Executive Vice President, Secretary and General Counsel